UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------


                                    FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

                                   -----------

         Date of Report (Date of earliest event reported): June 30, 1998



                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)



    Indiana                            1-9250                35-1468632
  ----------------                    -----------            -------------------
   (State or other                   (Commission             (I.R.S. Employer
   jurisdiction of                    File Number)           Identification No.)
    organization)

    11825 North Pennsylvania Street
         Carmel, Indiana                                       46032
  --------------------------------------                     ----------
(Address of principal executive offices)                     (Zip Code)

                                 (317) 817-6100
                              --------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                         -------------------------------
                         (Former name or former address,
                         if changed since last report.)

                         CONSECO, INC. AND SUBSIDIARIES
                              ____________________

                                     INDEX
                                     -----
                                                                                     Page
                                                                                     ----
Item 2 -  Acquisition or Disposition of Assets                                         3

Item 5 -  Other Events                                                                 3

Item 7 -  Financial Statements, Pro Forma Financial Information and Exhibits

          (a)  Financial Statements of Business Acquired.

               The historical audited consolidated financial statements of Green
               Tree  Financial  Corporation as of December 31, 1997 and 1996 and
               for  each  of  the  three  years  ended  December  31,  1997  are
               incorporated by reference to Exhibit 99.3 filed herewith.              17

               The  unaudited  consolidated  financial  statements of Green Tree
               Financial  Corporation  as of March 31,  1998,  and for the three month periods ended March 31, 1998 and 1997 are  incorporated  by
               reference to Exhibit 99.4 filed herein.                                17

          (b)  Pro Forma Financial Information.

               Pro  Forma  Combined  Financial  Statements of  Conseco, Inc. and
               Subsidiaries  were filed with the  Commission  as Exhibit 99.1 to
               the   Registrant's   Form  8-K  dated  June  3,  1998,   and  are
               incorporated  herein  by  this  reference  and  are  being  filed
               pursuant to General Instruction F to Form 8-K.                         18

          (c)  Exhibits.                                                              32

               Exhibit  2.1  Agreement  and Plan of Merger  dated as of April 6,
                             1998,  as  amended,  among  Conseco,  Inc.,  Marble
                             Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Conseco, Inc. and Green
                             Tree Financial Corporation (composite conformed copy included as Annex A to the Joint Proxy
                             Statement - Prospectus of Conseco, Inc. contained within the Registration of Conseco, Inc. on Form
                             S-4  (File  No.  333-51123)  which Agreement and
                             Plan of Merger is incorporated herein by reference).

               Exhibit 12.1  Computation of Earnings to Fixed Charges

               Exhibit 23.1  Consent of PricewaterhouseCoopers LLP

               Exhibit 23.2  Consent of KPMG Peat Marwick LLP

               Exhibit 23.3  Consent of PricewaterhouseCoopers LLP

               Exhibit 27    Restated Financial Data Schedule

               Exhibit 27.1  Restated Financial Data Schedule

               Exhibit 27.2  Restated Financial Data Schedule

               Exhibit 99.1  Supplemental Consolidated  Financial  Statements of
                             Conseco, Inc. as of December 31, 1997 and 1996, and for each of the three years ended December 31, 1997.

               Exhibit 99.2  Unaudited    Supplemental  Consolidated   Financial
                             Statements  of Conseco,  Inc. as of March 31, 1998,
                             and for the three  months  ended March 31, 1998 and
                             1997.

               Exhibit 99.3  Consolidated  Financial  Statements  of  Green Tree
                             Financial  Corporation  as of December 31, 1997 and
                             1996 and for each of the three years ended December
                             31, 1997.

               Exhibit 99.4  Unaudited   Consolidated  Financial  Statements  of
                             Green  Tree  Financial   Corporation  as  of  March
                             31,1998,  and for the three  months ended March 31,
                             1998 and 1997.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          On June 30, 1998, Conseco, Inc. ("Conseco") completed the acquisition (the "Merger") of Green Tree Financial Corporation ("Green Tree") pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of April 6, 1998, as amended, among Conseco, Marble Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Conseco, and Green Tree. In the Merger, each share of Green Tree's common stock, par value $.01 per share was converted into 0.9165 of a share of Conseco's common stock, no par value. Conseco issued approximately 124 million shares of Conseco common stock in exchange for all of Green Tree's common shares and equivalents. After the Merger, Conseco's total common shares outstanding increased to approximately 312 million. As a result of the Merger, Green Tree became a wholly owned subsidiary of Conseco. The Merger will be accounted for as a pooling of interests.

          Green Tree is a diversified financial services company that provides financing for manufactured homes, home equity, home improvements, consumer products and equipment and provides consumer and commercial revolving credit. Green Tree's insurance agencies market physical damage and term mortgage life insurance and other credit protection relating to the customers' contracts Green Tree services. Green Tree is the largest servicer of manufactured housing contracts in the United States. Through its principal offices in Saint Paul, Minnesota and service centers throughout the United States, Green Tree serves all 50 states.

          Green Tree pools and securitizes substantially all of the contracts it originates, retaining the servicing on the contracts. Such pools are structured into asset-backed securities which are sold in the public securities markets. In servicing the contracts, Green Tree collects payments from the borrower and remits principal and interest payments to the holder of the contract or investor certificate backed by the contracts.

          Green Tree was originally incorporated under the laws of the State of Minnesota in 1975. In 1995, Green Tree reincorporated under the laws of the State of Delaware. Green Tree's principal executive offices are located at 1100 Landmark Towers, 345 Saint Peter Street, Saint Paul, Minnesota 55102-1639, and its telephone number is (612) 293-3400.

ITEM 5.  OTHER EVENTS.

          A.  SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

          As reported above under Item 2, on June 30, 1998, Conseco completed its merger with Green Tree. The Merger was accounted for as a "pooling of interests" under generally accepted accounting principles.

          The following supplemental consolidated financial statements of Conseco restating Conseco's historical consolidated financial statements as of and for the three years ended December 31, 1997, to reflect the Merger are incorporated herein by reference to Exhibit 99.1 filed herewith:

          1.  Management's Discussion and Analysis.
          2.  Consolidated Balance Sheet at December 31, 1997 and 1996.
          3.  Consolidated  Statement   of   Operations  for  the  years   ended
              December 31, 1997, 1996 and 1995.
          4. Consolidated Statement of Shareholder's Equity for the years ended December 31, 1997, 1996 and 1995.
          5. Consolidated Statement of Cash Flows for the years ended December 31, 1997, 1996 and 1995.
          6.  Notes to Consolidated Financial Statements.

          The report of PricewaterhouseCoopers LLP, independent accountants, on the supplemental consolidated financial statements of Conseco as of December 31, 1997 and 1996, and for each of the three years ended December 31, 1997 is filed herein as part of Exhibit 99.1 and the related consent is filed herein as
Exhibit 23.1. Both the opinion and consent are incorporated herein by reference.

          The following unaudited supplemental interim consolidated financial statements of Conseco restating Conseco's historical unaudited consolidated financial statements as of March 31, 1998, and for the three months ended March 31, 1998 and 1997, to reflect the Merger are incorporated herein by reference to
Exhibit 99.2 filed herein.

          1. Consolidated Balance Sheet at March 31, 1998 (unaudited) and December 31, 1997.
          2. Consolidated Statement of Operations for the three months ended March 31, 1998 and 1997 (unaudited).
          3. Consolidated Statement of Shareholder's Equity for the three months ended March 31, 1998 and 1997 (unaudited).
          4. Consolidated Statement of Cash Flows for the three months ended March 31, 1998 and 1997 (unaudited).
          5.  Notes to the Consolidated Financial Statements (unaudited).

B.  BUSINESS OF GREEN TREE

Green Tree Financial Corporation ("Green Tree" or the "Company" as used in
Item 5.B herein) is a diversified financial services company with operations serving customers in the consumer finance, commercial finance and insurance markets. Through its principal offices in Saint Paul, Minnesota and service centers throughout the United States, Green Tree serves all 50 states.

The Company originates a variety of fixed term financing transactions on either a "direct" or "indirect" basis. Under an "indirect" financing transaction, a dealer sells a product to a customer and enters into a sales contract with the customer evidencing a monetary obligation and providing security for that obligation. The Company purchases such sales contracts from dealers and contractors in the ordinary course of its business. Under a "direct" origination, the Company and borrower are direct parties to the loan documentation which evidences the borrower's obligation to the Company. References herein to the terms "contracts," "sales contracts" or "loans" may be used to refer to either "direct" or "indirect" financing transactions as the context requires. Reference herein to the term "finance volume" refers to the dollar amount of loans originated by the Company in a given period. All direct or indirect originations are written on forms provided or approved by the Company and are originated or purchased on an individually approved basis in accordance with Company underwriting guidelines.

The Company provides commercial revolving credit to dealers, manufacturers and distributors of various consumer and commercial products and provides consumer revolving credit through selected merchants and dealers. Pursuant to the terms of such revolving credit agreements, the Company funds product inventory or customer purchases. Typically inventory products secure the commercial revolving credit transactions. Reference herein to the term "revolving credit" may be used in reference to commercial finance, floorplan receivables, asset-based receivables or retail credit.

Green Tree pools and securitizes substantially all of the contracts it originates, retaining the servicing on the contracts. Such pools are structured into asset-backed securities which are primarily sold in the public securities markets. In the servicing contracts, the Company collects payments from the borrower and remits principal and interest payments to the holder of the contract or investor certificate backed by the contracts. References herein to the term "managed finance receivables" refers to the total dollar amount of loans serviced as of a certain point in time without regard to whether or not the loans have been securitized.

The Company was originally incorporated under the laws of the State of Minnesota in 1975. In 1995, the Company reincorporated under the laws of the State of Delaware. Green Tree Financial Corporation's principal executive offices are located at 1100 Landmark Towers, 345 Saint Peter Street, Saint Paul, Minnesota 55102-1639, and its telephone number is (612) 293-3400. Unless the context otherwise requires, "Green Tree" or the "Company" means Green Tree Financial Corporation and its subsidiaries.

Consumer Financing Activities
- -----------------------------

Manufactured Housing

"Manufactured housing" (MH) or a "manufactured home" is a structure, transportable in one or more sections, which is designed to be a dwelling with or without a permanent foundation. Since most manufactured homes are never moved once the home has reached the homesite, the wheels and axles are removable and have not been designed for continuous use. Manufactured housing does not include either modular housing (which typically involves more sections, greater assembly and a separate means of transporting the sections) or recreational vehicles ("RV's") (which are either self-propelled vehicles or units towed by passenger vehicles).

The majority of the Company's sales contracts for manufactured home purchases are financed on a conventional basis, with a small number of units insured by the FHA or partially guaranteed by the VA. With respect to manufactured housing, the relative volume of conventional, FHA or VA contracts originated by the Company depends on customer and dealer preferences as well as prevailing market conditions. The Company has developed more cost effective conventional manufactured housing lending programs and as a result, FHA and VA contracts represented less than 1% of the Company's manufactured housing originations during 1997. FHA and VA contracts constituted 5% of the Company's servicing portfolio at December 31, 1997. Manufactured housing contracts are generally subject to minimum down payments of at least 5% of the amount financed. The Company offers manufactured housing contract terms of up to 30 years.

Through its regional service centers, the Company arranges to purchase MH contracts from MH dealers located throughout the United States. The Company's regional service center personnel contact dealers located in their region and explain the Company's available financing plans, terms, prevailing rates, and credit and financing policies. If the dealer wishes to utilize the Company's available customer financing, the dealer must make an application for dealer approval. Upon satisfactory results of the Company's investigation of the dealer's creditworthiness and general business reputation, the Company and the dealer execute a dealer agreement. The Company also originates manufactured housing installment loan agreements directly with customers. For the year ended December 31, 1997, the Company's manufactured housing contract originations consisted of 79% purchased from dealers, and 21% directly originated by the Company.

The dealer or the customer submits the customer's credit application and, with respect to new manufactured homes, the purchase order to a central or regional service center where Company personnel make an analysis of the creditworthiness of such customer. If the application meets the Company's guidelines and credit is approved, the Company generally purchases the contract after the manufactured home is delivered and set up and the customer has moved in.

For manufactured housing contracts, the Company uses a proprietary automated credit scoring system. The scoring system is statistically based, quantifying information using variables obtained from customer credit applications and credit reports. As of December 31, 1997, this credit scoring system has been used in making credit determinations on over three million applications.

Home Equity

The Company originates home equity loans through a system of retail satellite offices and regional centers, and through a network of correspondent lenders.
As of December 31, 1997, the Company marketed home equity loan products directly to consumers from 75 retail satellite offices and six regional centers located throughout the United States. The satellite offices are responsible for originating, processing, underwriting and funding the loan transaction. Subsequently, loans are re-underwritten in the regional service center and on a test basis by a third party to ensure compliance with policy. Upon completion of the loan closing, the loan package is forwarded to the Company's loan servicing center located in Tempe, Arizona. The servicing center is responsible for handling customer service and loan functions, as well as performing document handling, custodial and quality control functions.

During 1997, approximately 50% of the Company's home equity finance volume resulted from the Company's marketing personnel working directly with consumers. The remaining finance volume was the result of transactions between the Company and correspondents, with a much smaller percentage of transactions occurring between the Company and brokers. (The purchases from correspondents typically occur on a monthly basis either on a flow or bulk basis from a network of approximately 75 correspondents.) The Company re-underwrites each of the loan documents forwarded from correspondents to ensure compliance with the Company's underwriting, grading and pricing policies.

Typically, home equity loans are secured by first or second liens on site-built homes. Homes used for collateral in securing home equity loans may be either residential or investor owned one-to-four-family properties having a minimum appraised value of $25,000. During 1997 and 1996, approximately 75% of the loans originated were secured by first liens. The average loan to value for the same period for the loans originated was approximately 85%. The majority of the Company's home equity loans are fixed rate closed end loans. The Company periodically purchases adjustable rate loans from its correspondent network. Adjustable rate loans accounted for 15% of the Company's home equity finance volume during 1997.

Home Improvement

The Company originates the majority of its home improvement loan contracts indirectly through a network of home improvement contractors located throughout the United States. The Company has a contractor approval process pursuant to which the financial condition, business experience and qualifications of the contractor are reviewed prior to his or her approval to sell contracts to the Company.

The Company finances both conventional home improvement (HI) contracts and HI contracts insured through the FHA Title I program. Such contracts are generally secured by first, second or, to a lesser extent, third liens on the improved real estate. The Company has also implemented an unsecured conventional HI lending program for certain customers which generally allows for loan amounts ranging from $2,500 to $15,000. Unsecured loans account for less than 10% of the home improvement servicing portfolio.

Typically, the approved contractor submits the customer's credit application and construction contract to the Company's centralized service center, where an analysis of the creditworthiness of the customer is made using a proprietary credit scoring system that was implemented by the

Company in 1993. If it is determined that the application meets the Company's underwriting guidelines and applicable FHA regulations (for FHA-insured contracts) and the credit is approved, the Company purchases the contract from the contractor generally when the customer verifies satisfactory completion of the work.

During 1997, the Company launched a direct-to-consumer origination channel for home improvement loans. Through a direct mail solicitation campaign, the customer calls the Company's telemarketing center and the Company's sales representative explains to the customer the available financing plans, terms and rates depending on the customers needs. The majority of the loans are secured by a second or third lien on the real estate of the customer. This direct channel resulted in approximately 5% of the home improvement finance volume during 1997.

The types of home improvements financed by the Company include exterior renovations, such as windows, siding and roofing; pools and spas; kitchen and bath remodeling; and room additions and garages. The Company may also, under certain limited conditions, extend additional credit beyond the purchase price of the home improvement for the purpose of debt consolidation.

Consumer Products

Green Tree provides consumer financing for the purchase of marine products (including boats, boat trailers and outboard motors); motorcycles; recreational vehicles; sport vehicles (including snowmobiles, personal watercraft and all-terrain vehicles); pianos and organs; and horse and utility trailers.

The Company arranges to purchase certain contracts originated by dealers throughout the United States. The Company's personnel contact dealers and explain Green Tree's available financing plans, terms, prevailing rates and credit and financing policies. If the dealer wishes to utilize the Company's available customer financing, the dealer must complete an application for approval.

The approved dealer submits the customer's credit application and purchase order to the Company's central service center where an analysis of the creditworthiness of the proposed buyer is made. If the application meets the Company's guidelines and credit is approved, the Company purchases the contract when the customer completes the purchase transaction with the dealer.

Revolving Credit Card

The Company began offering a private label retail credit program in 1996 and has entered into program agreements with selected retailers to provide competitive credit card services to the customers of such retailers. Green Tree chartered a limited purpose credit card bank to conduct its credit card business. The bank, Green Tree Retail Services Bank, is a state chartered bank located in Rapid City, South Dakota. The Company has a retailer approval process pursuant to which the financial condition, business experience and customer service reputation are reviewed. The Company also underwrites the credit of individual customers for approval utilizing a credit scoring system.

On November 2, 1997, the Company chartered a Utah industrial loan company, Green Tree Capital Bank, Inc. ("Capital Bank"). This entity has the authority to engage generally in the banking business, including the acceptance of all types of deposits, other than demand deposits. Consumer retail credit card business was first conducted in the Capital Bank in January 1998.

Commercial Financing Activities
- -------------------------------

Commercial

Through its three regional lending centers, the Company extends credit generally under revolving credit agreements with dealers, manufacturers and distributors ("Dealer") of various consumer and commercial products. "Floorplan Receivables" represent the financing of product inventory for retail dealers of a variety of consumer products. The products securing the Floorplan Receivables currently include manufactured housing, recreational vehicles and marine products. "Asset-Based Receivables" generally represent the financing of production and inventory by manufacturers, such revolving credit arrangements being secured by finished goods inventory, accounts receivable rising from the sale of such inventory, certain work-in-process, raw materials and component parts, as well as other assets of the borrower, and may include real estate.

The Company will provide floorplan financing for products for a particular dealer or distributor, in most instances, only if the Company has also entered into a floorplanning agreement with the manufacturer, distributor or other vendor of such product. A Dealer requesting the establishment of a credit line with Green Tree is required to submit an application and financial information.

Advances made for the purchase of inventory are most commonly arranged in the following manner: the Dealer will contact the manufacturer and place a purchase order for a shipment of inventory. If the manufacturer has been advised that Green Tree is the Dealer's inventory financing source, the manufacturer will contact Green Tree to obtain an approval number with respect to such purchase order. Upon such request, the Company will determine whether (i) the manufacturer is in compliance with its floorplan agreement, (ii) the Dealer is in compliance with its program with Green Tree and (iii) such purchase order is within the Dealer's credit limit. If all of such requirements are met, the Company will issue an approval number to the manufacturer. The manufacturer will then ship the inventory and directly submit its invoice for such purchase order to Green Tree for payment. Interest or finance charges normally begin to accrue on the Dealer's accounts as of the invoice date. The proceeds of the loan being made by the Company to the Dealer are paid directly to the manufacturer in satisfaction of the invoice price and are often funded a number of days subsequent to the invoice date depending upon the Company's arrangements with the manufacturer. Inventory inspections are frequently performed to physically verify the collateral used to secure a Dealer's loan, check the condition of the inventory, account for any missing inventory and collect any funds due. Approximately two-thirds of Green Tree's MH dealers are participants in this program.

Asset-Based Receivables are credit facilities provided to certain manufacturers and distributors which typically involve a revolving line of credit, for a contractually committed period of time, pursuant to which the borrower may draw the lesser of the maximum amount of such line of credit or a specifically negotiated loan availability amount, subject to the availability of adequate collateral. The loan availability amount is determined by multiplying an agreed upon advance rate against the value of certain types of assets. In these facilities, Green Tree will most typically lend against finished inventory and eligible accounts receivable arising from the sale of such inventory which are free and clear of other liens and otherwise in compliance with specified standards. Certain Asset-Based Receivables may also be secured by real estate.

Equipment

The Company's equipment finance operations provide financing programs for commercial borrowers, including truck and trailer financing for over the road new and used class eight trucks/tractors and new and used trailers. In addition, financing is provided on various types of new and used aircraft, from small single engine pistons to multi-jet engine aircraft. Financing or lease agreements for office automation equipment (e.g., telecommunication systems, facsimile machines, copiers) and other equipment types, and fixed rate financing for the land, building or equipment of franchise operations are also available.

Company sales personnel contact equipment dealers or vendors and provide an explanation of the available financing plans offered, including terms, prevailing interest rates, credit guidelines, residual purchase options, and financing policies. The dealer or vendor submits an application for approval if the dealer or vendor wishes to utilize Green Tree available financing for their commercial customer.

Upon receipt of a customer's credit application and purchase order from the dealer or vendor, the Company analyzes the creditworthiness of the applicant.
If the application meets the Company's guidelines and credit is approved, the Company purchases the sales contract or lease equipment at the time the customer accepts delivery of the product. Customer service, collection and other administrative and support functions for the Company's equipment operations are handled from the Company's offices in Saint Paul and Bloomington, Minnesota and in Paramus, New Jersey.

Other Activities
- ----------------

Insurance

Through certain subsidiaries, the Company markets physical damage insurance on manufactured homes, certain consumer and equipment products and dealer inventory which collateralize contracts and receivables serviced by the Company. The Company also markets term mortgage and credit life insurance to its manufactured housing, home improvement, home equity and equipment finance customers and provides retail credit insurance to consumer cardholders. In addition, the Company owns a reinsurance subsidiary which functions as a reinsurer for policies written by selected other insurers covering individuals whose contracts are serviced by the Company.

The following table provides certain information with respect to new written premiums (gross premiums on new or renewal policies issued less cancellations of previous policies) on policies written by the Company. The Company acts as an agent with respect to the sale of such policies and, in some cases, the Company also acts as reinsurer of such policies.

                                                              Year ended December 31
                           ------------------------------------------------------------------------------------------
                                 1997               1996               1995               1994               1993
                           --------------     --------------     --------------     --------------     --------------
                                                              (dollars in thousands)
Net written premiums:
  Physical damage                $109,623           $ 91,883            $82,438            $63,979            $48,172
  Credit/Mortgage Insurance        13,534             12,125             10,154              7,240              5,683
                           --------------     --------------     --------------     --------------     --------------
     Total                       $123,157           $104,008            $92,592            $71,219            $53,855
                           ==============     ==============     ==============     ==============     ==============

Managed Finance Receivables
- ---------------------------

The Company services all of the fixed term and revolving credit receivables that it originates or purchases from other originators, collecting loan payments, taxes and insurance payments, where applicable, and other payments from borrowers and remitting principal and interest payments to the holders of its asset-backed securities.

The following table reflects the composition of the Company's managed finance receivables at December 31, for the years indicated.

                                                                      December 31
                            --------------------------------------------------------------------------------------------
                                   1997                1996               1995               1994               1993
                            ----------------     --------------     --------------     --------------     --------------
                                                                 (dollars in millions)

Fixed term                        $   26,036           $ 18,965           $ 13,314           $  9,653           $  7,194
Revolving credit                       1,921              1,108                574                168                 --
                            ----------------     --------------     --------------     --------------     --------------
   Total                          $   27,957           $ 20,073           $ 13,888           $  9,821           $  7,194
                            ================     ==============     ==============     ==============     ==============

Number of fixed term
  contracts serviced               1,076,000            827,000            657,000            512,000            406,000
Number of revolving credit
 accounts serviced                   700,000            180,000             23,000              8,000                 --


Credit Quality
- --------------

The Company considers revolving credit receivables with any due and unpaid balance and fixed term receivables with any due and unpaid balance of $25 or more to be delinquent. Beginning in 1996, certain receivables for which the obligor was in bankruptcy but was current under their court-approved bankruptcy payment plan were generally not considered delinquent. Delinquent receivables are subject to acceleration and repossession or foreclosure of the underlying collateral.

The following table provides certain information with respect to the 60-days-and-over contractual dollar delinquency, loss experience and repossessed collateral for the Company's managed finance receivables as of December 31, for the years indicated.

                                                    1997               1996               1995
                                              -------------      -------------      -------------
Delinquency (a)
  Manufactured Housing                                 1.22%              1.19%               .96%
  Home Equity/Improvement                               .88%               .85%               .56%
  Other Consumer                                       1.24%               .94%               .84%
                                              -------------      -------------      -------------
      Total Consumer Lending                           1.15%              1.13%               .92%
  Commercial Lending                                    .55%               .61%              1.81%
                                              -------------      -------------      -------------
      Total                                            1.08%              1.08%               .93%
                                              =============      =============      =============

Net Credit Losses (b)
  Manufactured Housing                                 1.15%               .76%               .56%
  Home Equity/Improvement                               .69%              1.12%               .59%
  Other Consumer                                       1.20%               .52%               .46%
                                              -------------      -------------      -------------
      Total Consumer Lending                           1.07%               .77%               .56%
  Commercial Lending                                    .75%               .44%               .04%
                                              -------------      -------------      -------------
      Total                                            1.04%               .74%               .56%
                                              =============      =============      =============

Repossessed Collateral (c)
  Manufactured Housing                                 1.04%               .93%               .65%
  Home Equity/Improvement                               .71%               .23%               .09%
  Other Consumer                                        .69%               .51%               .35%
                                              -------------      -------------      -------------
      Total Consumer Lending                            .95%               .84%               .60%
  Commercial Lending                                   1.00%              1.26%               .27%
                                              -------------      -------------      -------------
      Total                                             .95%               .85%               .58%
                                              =============      =============      =============


(a) As a percentage of managed finance receivables at period end, excluding receivables already in repossession or foreclosure.
(b) As a percentage of average managed finance receivables during the period, net of recoveries.
(c) Includes receivables in the process of foreclosure and repossessed collateral in process of liquidation as a percentage of managed receivables at period end.

Prior to 1997, the Company reported delinquency information separately for fixed term contracts and commercial and consumer revolving credit. Fixed term contracts were based on the number of contracts delinquent and commercial and consumer revolving credit was based on the dollar amount delinquent. In 1997, the Company began reporting delinquencies based on dollars by product line. The 1996 and 1995 delinquency information has been restated for comparative purposes. As of December 31, 1994 and 1993, the number of fixed term contracts delinquent as a percentage of average fixed term contracts outstanding was .70% and .77%, respectively. The commercial and consumer revolving credit receivables were not significant in 1994 and 1993.

Prior to 1997, the Company reported loss experience and repossessed collateral information for its fixed term contracts. In 1997, the Company began reporting this information on the basis of product line. Information for 1996 and 1995 has been restated for comparative purposes. Credit losses for fixed term contracts in 1994 and 1993 were .63% and .85%, respectively. Losses related to revolving credit during 1994 and 1993 were not significant. The number of repossessed collateral units as a percentage of the total number of fixed term contracts serviced as of December 31, 1994 and 1993 was .43% and .51%, respectively. Repossessed collateral relating to revolving credit assets as of these dates were not significant.

Finance Volume
- --------------

Consumer and commercial finance volume originated by the Company during each of the past five years is indicated below:

                                                           Year ended December 31
                    -------------------------------------------------------------------------------------------------
                            1997                 1996                1995               1994                1993
                    -----------------    -----------------    ---------------    ----------------    ----------------
                                                           (dollars in thousands)
Manufactured
  Housing                 $ 5,479,290          $ 4,882,018         $4,159,836          $3,201,491          $2,449,121
Home Equity/Home
  Improvement               3,476,229            1,493,720            626,986             465,523             169,443
Consumer/
  Retail Credit             1,510,918              835,578            361,449              96,131              47,306
                    -----------------    -----------------    ---------------    ----------------    ----------------
  Total Consumer          $10,466,437          $ 7,211,316         $5,148,271          $3,763,145          $2,665,870
Commercial/
  Equipment                 5,181,362            3,343,000          1,742,704             302,419                 136
                    -----------------    -----------------    ---------------    ----------------    ----------------
   Total                  $15,647,799          $10,554,316         $6,890,975          $4,065,564          $2,666,006
                    =================    =================    ===============    ================    ================


The Company believes that, in addition to an individual analysis of each contract, it is important to achieve a geographic dispersion of contracts in order to reduce the impact of regional economic conditions on the overall performance of the Company's portfolio. Accordingly, the Company seeks to maintain a portfolio of contracts dispersed throughout the United States. At December 31, 1997, no state accounted for more than 10% of all contracts serviced by the Company. In addition, no single contractor, dealer, or vendor accounted for more than 5% of the total dollar volume of contracts originated by the Company.

Securitized Asset Sales
- -----------------------

The Company regularly pools contracts for sale to investors. It is the Company's policy to sell substantially all of the contracts it originates or purchases through asset-backed securities.

Manufactured housing, home equity, home improvement, consumer and equipment finance contracts and leases are pooled and sold by the Company through securitized asset sales which have been either single class or senior/subordinate pass-through structures. Under its securitized sale structures, the Company has provided a variety of forms of credit enhancements. While such credit enhancements generally take the form of corporate guarantees, they have also included bank letters of credit, surety bonds, cash deposits or other equivalent collateral. The Company analyzes the cash flows unique to each transaction, as well as the marketability, earnings potential and risk transference of such transactions when choosing the appropriate structure for each securitized loan sale. The structure of each securitized sale depends, to a great extent, on conditions of the fixed income markets at the time of sale as well as cost considerations and availability and effectiveness of the various enhancement methods. Customer principal and interest payments are deposited in separate bank accounts as received by the Company and are held for monthly distribution to the certificateholders.

In previous years Green Tree sold a substantial portion of its interest only securities, representing net cash flows retained from the securitization of its manufactured housing contracts, in the form of securitized Net Interest Margin Certificates ("NIM Certificates") through public offerings. A subordinated interest in those certificates was retained by the Company. As a result of these transactions, certain net cash flows that formerly were retained by Green Tree are now passed through to investors. Payments on the subordinated interests retained do not commence until the senior certificateholders have been paid all principal and interest due them under the terms of the transaction.

The Company securitizes a majority of its commercial finance and credit card receivables through revolving trust structures which generally include the issuance of senior/subordinate bonds with contractual terms to maturity. As such, the principal balance of the bonds does not receive any paydowns until such time as either the contractual revolving period has ended and the bonds have entered an amortization period or an early amortization event has occurred. Early amortization events as detailed in the various trusts include, among others, asset quality tests, asset turn rate tests, requirements as to the minimum required amount of receivables and/or cash maintained within the trust, and the occurrence of an event of default with respect to the Company.

Information on the Company's securitized asset sales is as follows:

                                                         Year ended December 31
                          ---------------------------------------------------------------------------------
                                1997             1996             1995             1994             1993
                          -------------     ------------     ------------     ------------     ------------
                                                         (dollars in millions)
Contracts sold:
  Manufactured Housing          $ 5,370           $5,033           $4,020           $3,226           $2,303
  Home Equity/Home
    Improvement                   3,020            1,324              579              544               43
  Consumer/Equipment              1,627            1,556               --               --               --
                          -------------     ------------     ------------     ------------     ------------
                                 10,017            7,913            4,599            3,770            2,346

NIM Certificates                     --               --              308              600               --
Floorplan/Asset-Based                74              500              428               --               --
Lease                               508               --               --               --               --
Revolving Credit Card               150               --               --               --               --
                          -------------     ------------     ------------     ------------     ------------
     Total                      $10,749           $8,413           $5,335           $4,370           $2,346
                          =============     ============     ============     ============     ============

Regulation
- ----------

The Company's operations are subject to supervision by various state authorities (typically state mortgage lending, financial institutions, consumer credit and insurance authorities) that generally require that the Company be licensed to conduct its business. In many states, issuance of licenses is dependent upon a finding of public convenience, and of financial responsibility, character and fitness of the applicant. The Company is generally subject to state regulations, examinations and reporting requirements, and licenses are revocable for cause.

Contracts insured under the FHA Title I manufactured home and home improvement lending programs are subject to compliance with detailed federal regulations governing originations, servicing, and loss claim payments by the FHA to cover a portion of losses due to default and repossessions or foreclosures. Other governmental programs such as VA also contain similar detailed regulations governing loan origination and servicing responsibilities.

The Federal Consumer Credit Protection Act ("FCCPA") requires, among other things, a written disclosure showing the cost of credit to debtors when consumer credit contracts are executed. The Federal Equal Credit Opportunity Act requires certain disclosures to applicants for credit concerning information that is used as a basis for denial of credit and prohibits discrimination against applicants with respect to any aspect of a credit transaction on the basis of sex, race, color, religion, national origin, age, marital status, derivation of income from a public assistance program, or the good faith exercise of a right under the FCCPA, of which it is a part. By virtue of a Federal Trade Commission rule, consumer credit contracts must contain a provision that the holder of the contract is subject to all claims and defenses which the debtor could assert against the seller, but the debtor's recovery under such provisions cannot exceed the amount paid under the contract.

The Company is also required to comply with other federal disclosure laws for certain of its lending programs. The home equity lending program, the combination land-and-home program, the land-in-lieu program and the home improvement lending program are subject to the Federal Real Estate Settlement and Procedures Act. In addition, the Company is subject to the reporting requirements of the Home Mortgage Disclosure Act for its manufactured home, purchase money mortgage and home improvement lending products.

The construction of manufactured housing is subject to compliance with governmental regulation. Changes in such regulations may occur from time to time and such changes may affect the cost of manufactured housing. The Company cannot predict whether any regulatory changes will occur or what impact such future changes would have on the manufactured housing industry.

The Company is subject to state usury laws. Generally, state law has been preempted by federal law with respect to certain manufactured home, mortgage lending and home improvement products, although certain states have enacted legislation superseding federal law. To be eligible for the federal preemption, the Company's contract form must comply with certain consumer protection provisions. The Company offers its products within the limitations set by the state usury laws and federal preemption of these laws.

The Company has chartered both a limited purpose credit card bank, Green Tree Retail Services Bank ("Retail Bank"), and a Utah industrial loan company, Green Tree Capital Bank, Inc. ("Capital Bank"). Both Retail Bank and Capital Bank are regulated by the Federal Deposit Insurance Corporation. Retail Bank is regulated by the South Dakota Department of Banking and Capital Bank is regulated by the Utah Department of Financial Institutions. The ownership of these entities does not subject the Company to regulation by the Federal Reserve Board as a bank holding company. Retail Bank is authorized only to engage in the credit card business and may issue certificates of deposit in denominations of $100,000 or greater. Capital Bank has the authority to engage generally in the banking business and may accept all types of deposits, other than demand deposits if the assets of the industrial loan company exceed $100 million. Generally state laws relating to permissible interest rates and fees have been preempted by federal law applicable to both Retail Bank and Capital Bank, although certain states have enacted or may in the future enact legislation superseding federal law.

The regulatory procedures discussed above are subject to changes by the regulatory authorities. There are no assurances that future regulatory changes will not occur. These regulatory changes could place additional burdens on the Company's programs.

Competition and Other Factors
- -----------------------------

The Company is affected by consumer demand for manufactured housing, home equity financing, home improvements, consumer and equipment products, and consumer and commercial revolving credit as well as its insurance products. Consumer and commercial demand, in turn, are partially influenced by regional trends, economic conditions and personal preferences. The Company competes primarily with banks, finance companies, savings and loan associations, and credit unions. The Company competes by offering superior service, prompt credit review and integrated financing programs.

Prevailing interest rates are typically affected by economic conditions. Changes in rates, however, generally do not inhibit the Company's ability to compete for loan originations, although from time to time in particular geographic areas, local competition may choose to offer more favorable rates. In addition, in a falling interest rate environment the Company's servicing portfolio is more susceptible to the refinancing initiatives of competitors, although the Company has initiated programs to mitigate such activity.

The Company's business is generally subject to seasonal trends, reflecting the general pattern of sales of manufactured housing and site-built homes. Sales typically peak during the spring and summer seasons and decline to lower levels from mid-November through January.

C.  LEGAL PROCEEDINGS OF GREEN TREE
    -------------------------------

Green Tree Financial Corporation (the"Company", as used in Item 5.c.)
has been served with various related lawsuits which were filed against the Company in United States District Court for the District of Minnesota. These lawsuits were filed by certain stockholders of the Company as purported class actions on behalf of persons or entities who purchased common stock of the Company during the alleged class periods that generally run from February 1995 to January 1988. One such action did not include class action claims. In addition to the Company, certain current and former officers and directors of the Company are named as defendants in one or more of the lawsuits. The Company and other defendants intend to seek consolidation in the United States District Court for the District of Minnesota of each of the lawsuits seeking class action status. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that the Company and the other defendants violated federal securities laws by, among other things, making false and misleading statements about the current state and future prospects of the Company (particularly with respect to prepayment assumptions and performance of certain of the Company's loan portfolios) which allegedly rendered the Company's financial statements false and misleading The Company believes that the lawsuits are without merit and intends to defend such lawsuits vigorously.

In addition, the nature of the Company's business is such that it is routinely a party or subject to items of pending or threatened litigation. Although the ultimate outcome of certain of these matters cannot be predicted, management believes, based upon information currently available, that the resolution of these routine legal matters will not result in any material adverse effect on its consolidated financial condition.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (a)  Financial Statements of Business Acquired.

               The historical audited consolidated financial statements of Green Tree Financial Corporation as of December 31, 1997 and 1996 and for each of the three years ended December 31, 1997 are incorporated by reference to Exhibit 99.3 filed herewith.

               The unaudited consolidated financial statements of Green Tree Financial Corporation as of March 31, 1998, and for the three month periods ended March 31, 1998 and 1997 are incorporated by reference to Exhibit 99.4 filed herein.

      (b)  Pro Forma Financial Information.

       UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF CONSECO, INC.


       On April 6, 1998, Conseco, Inc. ("Conseco") and Green Tree Financial Corporation ("Green Tree") entered into an Agreement and Plan of Merger pursuant to which Green Tree would become a wholly owned subsidiary of Conseco (the "Merger"). The following unaudited pro forma combined balance sheet as of March 31, 1998, combines the historical combined balance sheets of Conseco and Green Tree as if the Merger had been effective on March 31, 1998, after giving effect to certain adjustments described in the accompanying notes to the unaudited pro forma combined financial information.

       The unaudited pro forma combined statements of operations for the three months ended March 31, 1998 and 1997, and for each of the three years ended December 31, 1997, present the combined results of operations of Conseco and Green Tree as if the Merger had been effective at the earliest period presented.

       The unaudited pro forma combined financial information and accompanying notes reflect the application of the pooling of interests method of accounting for the Merger. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expense of Conseco and Green Tree are combined and reflected at their historical amounts.

       The unaudited pro forma combined financial statements are based on the historical financial statements of Conseco and Green Tree and are qualified in their entirety by, and should be read in conjunction with, these financial statements and the notes thereto. The unaudited pro forma combined financial statements are not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the period indicated, nor are they necessarily indicative of future results of operations or financial position.



                         CONSECO, INC. AND SUBSIDIARIES

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 March 31, 1998
                              (Dollars in millions)


                                     ASSETS


                                                                                                                          PRO FORMA
                                                                            CONSECO      GREEN TREE      ADJUSTMENTS      COMBINED
                                                                            -------      ----------      -----------      ----------

Investments:
    Actively managed fixed maturities at fair value..................      $22,968.9      $    -         $  -              $22,968.9
    Equity securities at fair value..................................          263.4           -            -                  263.4
    Interest only securities.........................................            -         1,412.3          -                1,412.3
    Finance receivables..............................................            -         2,154.6          -                2,154.6
    Mortgage loans...................................................          474.2           -            -                  474.2
    Credit-tenant loans..............................................          596.6           -            -                  596.6
    Policy loans.....................................................          691.7           -            -                  691.7
    Other invested assets ...........................................          534.8          19.1          -                  553.9
    Short-term investments...........................................          837.7         888.7          -                1,726.4
    Assets held in separate accounts.................................          675.2           -            -                  675.2
                                                                           ---------      --------       ------            ---------

          Total investments..........................................       27,042.5       4,474.7          -               31,517.2

Accrued investment income............................................          399.9           -            -                  399.9
Other receivables....................................................            -           228.5          -                  228.5
Servicing rights.....................................................            -           111.8          -                  111.8
Cost of policies purchased...........................................        2,442.6           -            -                2,442.6
Cost of policies produced............................................        1,022.5           -            -                1,022.5
Reinsurance receivables..............................................          761.8           -            -                  761.8
Income tax assets....................................................           42.4           -          (42.4) (2)             -
Goodwill.............................................................        3,604.9          55.4          -                3,660.3
Property and equipment...............................................          176.0         121.2          -                  297.2
Cash deposits, restricted............................................            -           234.2          -                  234.2
Other assets.........................................................          431.3          29.4          -                  460.7
                                                                           ---------      --------       ------            ---------

          Total assets...............................................      $35,923.9      $5,255.2       $(42.4)           $41,136.7
                                                                           =========      ========       ======            =========


                            (continued on next page)














                     The accompanying notes are an integral
               part of the unaudited pro forma combined financial
                                   statements.

                                        19




                         CONSECO, INC. AND SUBSIDIARIES

             UNAUDITED PRO FORMA COMBINED BALANCE SHEET (Continued)
                                 March 31, 1998
                              (Dollars in millions)


                      LIABILITIES AND SHAREHOLDERS' EQUITY


                                                                                                                         PRO FORMA
                                                                            CONSECO      GREEN TREE      ADJUSTMENTS      COMBINED
                                                                            -------      ----------      -----------      ---------
Liabilities:
    Insurance liabilities:
       Interest sensitive products...................................      $17,320.6      $    -         $   -            $17,320.6
       Traditional products..........................................        5,758.0           -             -              5,758.0
       Claims payable and other policyholder funds...................        1,617.3           -             -              1,617.3
       Unearned premiums.............................................          409.1           -             -                409.1
       Liabilities related to separate accounts......................          675.2           -             -                675.2
    Investment borrowings............................................        1,196.1           -             -              1,196.1
    Investor payables................................................            -           653.3           -                653.3
    Other liabilities................................................        1,223.4         556.2         240.0  (3)       2,019.6
    Income tax liabilities...........................................            -           637.4         (42.4) (2)         595.0
    Notes payable and commercial paper:
      Corporate......................................................        2,435.1           -             -              2,435.1
      Related to finance receivables.................................            -         2,059.1           -              2,059.1
                                                                           ---------      --------       -------          ---------

          Total liabilities..........................................       30,634.8       3,906.0         197.6           34,738.4
                                                                           ---------      --------       -------          ---------

Minority interest:
    Company-obligated mandatorily redeemable
       preferred securities of subsidiary trust......................        1,388.1           -             -              1,388.1
    Common stock of subsidiary.......................................             .7           -             -                   .7

Shareholders' equity:
    Preferred stock..................................................          115.8           -             -                115.8
    Common stock and additional paid-in capital......................        2,397.0         446.6        (222.6) (4)       2,621.0
    Accumulated other comprehensive income:
       Unrealized appreciation of fixed maturity investments.........          159.0           -             -                159.0
       Unrealized appreciation of other investments..................           10.9            .9           -                 11.8
       Minimum pension liability adjustment..........................            -            (3.1)          -                 (3.1)
    Less treasury shares at cost.....................................            -          (222.6)        222.6  (4)           -
    Retained earnings................................................        1,217.6       1,127.4        (240.0) (3)       2,105.0
                                                                           ---------      --------       -------          ---------
          Total shareholders' equity.................................        3,900.3       1,349.2        (240.0)           5,009.5
                                                                           ---------      --------       -------          ---------

          Total liabilities and shareholders' equity.................      $35,923.9      $5,255.2       $ (42.4)         $41,136.7
                                                                           =========      ========       =======          =========









                     The accompanying notes are an integral
               part of the unaudited pro forma combined financial
                                   statements.

                                        20




                         CONSECO, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED  STATEMENT OF OPERATIONS
                    for the three months ended March 31, 1998
                  (Dollars in millions, except per share data)

                                                                                                                         PRO FORMA
                                                                            CONSECO      GREEN TREE      ADJUSTMENTS      COMBINED
                                                                            -------      ----------      -----------      --------
Revenues:
    Insurance policy income:
       Traditional products.............................................  $  859.4          $  -                            $  859.4
       Interest sensitive products......................................     130.7             -                               130.7
    Net investment income...............................................     583.3           101.0                             684.3
    Gain on sale of receivables.........................................       -             129.1                             129.1
    Net investment gains................................................     104.8             -                               104.8
    Fee revenue and other income........................................      20.8            55.7                              76.5
                                                                          --------          ------                          --------

            Total revenues..............................................   1,699.0           285.8                           1,984.8
                                                                          --------          ------                          --------

Benefits and expenses:
    Insurance policy benefits...........................................     680.4             -                               680.4
    Amounts  added  to  annuity  and  financial  product
       policyholder account balances:
          Interest......................................................     188.4             -                               188.4
          Other amounts added to variable and equity-indexed
             annuity products...........................................      85.6             -                                85.6
    Interest expense on notes payable...................................      39.0            48.5                              87.5
    Interest expense on short-term investment borrowings................      18.9             -                                18.9
    Amortization related to operations..................................     117.1             -                               117.1
    Amortization related to investment gains............................      86.4             -                                86.4
    Other operating costs and expenses..................................     165.0           134.9                             299.9
                                                                          --------          ------                          --------

          Total benefits and expenses...................................   1,380.8           183.4                           1,564.2
                                                                          --------          ------                          --------

          Income before income taxes, minority interest
              and extraordinary charge .................................     318.2           102.4                             420.6

Income tax expense......................................................     131.3            38.9                             170.2
                                                                          --------          ------                          --------

          Income before minority interest and
              extraordinary charge .....................................     186.9            63.5                             250.4

Minority interest - distributions on Company-obligated mandatorily redeemable preferred securities of subsidiary trusts, net of
    income taxes........................................................      19.4             -                                19.4
                                                                          --------          ------                          --------

          Income before extraordinary charge .........................       167.5            63.5                             231.0

Extraordinary charge on extinguishment of
    debt, net of taxes and minority interest............................      16.4             -                                16.4
                                                                          --------          ------                          --------

          Net income..................................................       151.1            63.5                             214.6

Less preferred stock dividends..........................................       2.0             -                                 2.0
                                                                          --------          ------                          --------

          Net income applicable to common stock.......................    $  149.1          $ 63.5                          $  212.6
                                                                          ========          ======                          ========
                            (continued on next page)

                     The accompanying notes are an integral
               part of the unaudited pro forma combined financial
                                   statements.



                         CONSECO, INC. AND SUBSIDIARIES

         UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS (Continued)
                    for the three months ended March 31, 1998
                  (Dollars in millions, except per share data)


                                                                                                                         PRO FORMA
                                                                            CONSECO      GREEN TREE     ADJUSTMENTS      COMBINED
                                                                            -------      ----------     -----------      --------
Earnings per common share:
    Basic:
       Weighted average shares outstanding............................  185,941,000      134,237,000    (11,209,000) (4) 308,969,000
       Net income before extraordinary charge ........................         $.89             $.47                            $.74
       Extraordinary charge ..........................................          .09               -                              .05
                                                                               ----             ----                            ----

            Net income................................................         $.80             $.47                            $.69
                                                                               ====             ====                            ====

    Diluted:
       Weighted average shares outstanding...........................   207,930,000      135,820,000    (11,341,000) (4) 332,409,000
       Net income before extraordinary charge ........................         $.81             $.47                            $.70
       Extraordinary charge...........................................          .08               -                              .05
                                                                               ----             ----                            ----

            Net income................................................         $.73             $.47                            $.65
                                                                               ====             ====                            ====
















                     The accompanying notes are an integral
               part of the unaudited pro forma combined financial
                                   statements.


                         CONSECO, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED  STATEMENT OF OPERATIONS
                    for the three months ended March 31, 1997
                  (Dollars in millions, except per share data)

                                                                                                                         PRO FORMA
                                                                            CONSECO      GREEN TREE      ADJUSTMENTS      COMBINED
                                                                            -------      ----------      -----------      --------
Revenues:
    Insurance policy income:
       Traditional products.............................................  $  566.2          $  -                            $  566.2
       Interest sensitive products......................................     103.9             -                               103.9
    Net investment income...............................................     409.2            75.4                             484.6
    Gain on sale of receivables.........................................       -             153.4                             153.4
    Net investment gains................................................       5.1             -                                 5.1
    Fee revenue and other income........................................      14.6            38.4                              53.0
                                                                          --------          ------                          --------

            Total revenues..............................................   1,099.0           267.2                           1,366.2
                                                                          --------          ------                          --------

Benefits and expenses:
    Insurance policy benefits...........................................     455.3             -                               455.3
    Amounts  added  to  annuity  and  financial  product
       policyholder account balances:
          Interest......................................................     173.7             -                               173.7
          Other amounts added to variable and equity-indexed
             annuity products...........................................      16.2             -                                16.2
    Interest expense on notes payable...................................      25.8            29.8                              55.6
    Interest expense on short-term investment borrowings................       2.8             -                                 2.8
    Amortization related to operations..................................     103.6             -                               103.6
    Amortization related to investment gains............................      11.8             -                                11.8
    Other operating costs and expenses..................................     114.4            89.3                             203.7
                                                                          --------          ------                          --------

          Total benefits and expenses...................................     903.6           119.1                           1,022.7
                                                                          --------          ------                          --------

          Income before income taxes, minority interest
              and extraordinary charge .................................     195.4           148.1                             343.5

Income tax expense......................................................      70.6            56.3                             126.9
                                                                          --------          ------                          --------

          Income before minority interest and
              extraordinary charge .....................................     124.8            91.8                             216.6

Minority interest:
    Distributions on Company-obligated mandatorily redeemable
      preferred securities of subsidiary trusts, net of income taxes....       8.7             -                                 8.7
    Dividends on preferred stock of subsidiaries........................       1.3             -                                 1.3
                                                                          --------          ------                          --------

          Income before extraordinary charge ...........................     114.8            91.8                             206.6

Extraordinary charge on extinguishment of
    debt, net of taxes and minority interest............................       3.3             -                                 3.3
                                                                          --------          ------                          --------

          Net income....................................................     111.5            91.8                             203.3

Less amounts applicable to preferred stock:
    Charge related to induced conversions...............................      12.3             -                                12.3
    Preferred stock dividends...........................................       2.3             -                                 2.3
                                                                          --------          ------                          --------

          Net income applicable to common stock.......................    $   96.9          $ 91.8                          $  188.7
                                                                          ========          ======                          ========
                            (continued on next page)

                     The accompanying notes are an integral
               part of the unaudited pro forma combined financial
                                   statements.


                         CONSECO, INC. AND SUBSIDIARIES

         UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS (Continued)
                    for the three months ended March 31, 1997
                  (Dollars in millions, except per share data)


                                                                                                                         PRO FORMA
                                                                            CONSECO      GREEN TREE     ADJUSTMENTS      COMBINED
                                                                            -------      ----------     -----------      --------
Earnings per common share:
    Basic:
       Weighted average shares outstanding............................  177,670,000      138,511,000    (11,566,000) (4) 304,615,000
       Net income before extraordinary charge ........................         $.57             $.66                            $.63
       Extraordinary charge ..........................................          .02               -                              .01
                                                                               ----             ----                            ----

            Net income................................................         $.55             $.66                            $.62
                                                                               ====             ====                            ====

    Diluted:
       Weighted average shares outstanding...........................   203,620,000      142,220,000    (11,875,000) (4) 333,965,000
       Net income before extraordinary charge ........................         $.51             $.65                            $.58
       Extraordinary charge...........................................          .02               -                              .01
                                                                               ----             ----                            ----

            Net income................................................         $.49             $.65                            $.57
                                                                               ====             ====                            ====
















                     The accompanying notes are an integral
               part of the unaudited pro forma combined financial
                                   statements.



                         CONSECO, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      for the year ended December 31, 1997
                  (Dollars in millions, except per share data)

                                                                                                                        PRO FORMA
                                                                            CONSECO      GREEN TREE      ADJUSTMENTS     COMBINED
                                                                            -------      ----------      -----------     --------
Revenues:
    Insurance policy income:
       Traditional products.............................................  $2,954.1         $    -                           $2,954.1
       Interest sensitive products......................................     456.7              -                              456.7
    Net investment income...............................................   1,825.3            370.6                          2,195.9
    Gain on sale of receivables.........................................       -              546.8                            546.8
    Net investment gains................................................     266.5              -                              266.5
    Fee revenue and other income........................................      65.8            174.1                            239.9
                                                                          --------         --------                         --------

            Total revenues..............................................   5,568.4          1,091.5                          6,659.9
                                                                          --------         --------                         --------

Benefits and expenses:
    Insurance policy benefits...........................................   2,368.3              -                            2,368.3
    Amounts  added  to  annuity  and  financial  product
       policyholder  account balances:
          Interest......................................................     697.1              -                              697.1
          Other amounts added to variable and equity-indexed
             annuity products...........................................     109.6                                             109.6
    Interest expense on notes payable...................................     109.4            160.9                            270.3
    Interest expense on short-term investment borrowings................      42.0              -                               42.0
    Amortization related to operations..................................     408.8              -                              408.8
    Amortization related to investment gains............................     181.2              -                              181.2
    Nonrecurring charges................................................      71.7              -                               71.7
    Other operating costs and expenses..................................     577.2            444.5                          1,021.7
                                                                          --------         --------                         --------

          Total benefits and expenses...................................   4,565.3            605.4                          5,170.7
                                                                          --------         --------                         --------

          Income before income taxes, minority interest
              and extraordinary charge .................................   1,003.1            486.1                          1,489.2

Income tax expense......................................................     376.6            184.7                            561.3
                                                                          --------         --------                         --------

          Income before minority interest and
              extraordinary charge .....................................     626.5            301.4                            927.9

Minority interest:
    Distributions on Company-obligated mandatorily redeemable
       preferred securities of subsidiary trusts, net of income taxes...      49.0               -                              49.0
    Dividends on preferred stock of subsidiaries........................       3.3               -                               3.3
                                                                          --------         --------                         --------

            Income before extraordinary charge .........................     574.2            301.4                            875.6

Extraordinary charge on extinguishment of
    debt, net of taxes and minority interest............................       6.9              -                                6.9
                                                                          --------         --------                         --------

            Net income..................................................     567.3            301.4                            868.7

Less amounts applicable to preferred stock:
    Charge related to induced conversions...............................      13.2               -                              13.2
    Preferred stock dividends...........................................       8.7               -                               8.7
                                                                          --------         --------                         --------

            Net income applicable to common stock.......................  $  545.4         $  301.4                         $  846.8
                                                                          ========         ========                         ========
                            (continued on next page)

                     The accompanying notes are an integral
               part of the unaudited pro forma combined financial
                                   statements.



                         CONSECO, INC. AND SUBSIDIARIES

        UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS (Continued)
                      for the year ended December 31, 1997
                  (Dollars in millions, except per share data)


                                                                                                                         PRO FORMA
                                                                            CONSECO      GREEN TREE      ADJUSTMENTS      COMBINED
                                                                            -------      ----------      -----------      --------
Earnings per common share:
    Basic:
       Weighted average shares outstanding............................  185,751,000     136,715,000      (11,416,000)(4) 311,050,000
       Net income before extraordinary charge ........................        $2.98           $2.20                            $2.74
       Extraordinary charge ..........................................          .04             -                                .02
                                                                              -----           -----                            -----

            Net income................................................        $2.94           $2.20                            $2.72
                                                                              =====           =====                            =====

    Diluted:
       Weighted average shares outstanding............................  210,179,000     140,254,000      (11,711,000)(4) 338,722,000
       Net income before extraordinary charge ........................        $2.67           $2.15                            $2.55
       Extraordinary charge...........................................          .03             -                                .02
                                                                              -----           -----                            -----

            Net income................................................        $2.64           $2.15                            $2.53
                                                                              =====           =====                            =====
















                     The accompanying notes are an integral
               part of the unaudited pro forma combined financial
                                   statements.



                         CONSECO, INC. AND SUBSIDIARIES

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      for the year ended December 31, 1996
                  (Dollars in millions, except per share data)


                                                                                                                        PRO FORMA
                                                                            CONSECO      GREEN TREE      ADJUSTMENTS     COMBINED
                                                                            -------      ----------      -----------     --------
Revenues:
    Insurance policy income:
       Traditional products.............................................  $1,384.3         $    -                           $1,384.3
       Interest sensitive products......................................     269.9              -                              269.9
    Net investment income...............................................   1,302.5            215.3                          1,517.8
    Gain on sale of receivables.........................................       -              389.7                            389.7
    Net investment gains................................................      60.8              -                               60.8
    Fee revenue and other income........................................      49.8            119.1                            168.9
                                                                          --------         --------                         --------

            Total revenues..............................................   3,067.3            724.1                          3,791.4
                                                                          --------         --------                         --------

Benefits and expenses:
    Insurance policy benefits...........................................   1,195.0              -                            1,195.0
    Amounts  added  to  annuity  and  financial  product
       policyholder  account balances:
          Interest......................................................     620.2              -                              620.2
          Other amounts added to variable and equity-indexed
             annuity products...........................................      48.4              -                               48.4
    Interest expense on notes payable...................................     108.1             70.1                            178.2
    Interest expense on short-term investment borrowings................      22.0              -                               22.0
    Amortization related to operations..................................     240.0              -                              240.0
    Amortization related to investment gains............................      36.0              -                               36.0
    Other operating costs and expenses..................................     304.0            330.2                            634.2
                                                                          --------         --------                         --------

          Total benefits and expenses...................................   2,573.7            400.3                          2,974.0
                                                                          --------         --------                         --------

          Income before income taxes, minority interest
              and extraordinary charge .................................     493.6            323.8                            817.4

Income tax expense......................................................     179.8            123.0                            302.8
                                                                          --------         --------                         --------

          Income before minority interest and
              extraordinary charge .....................................     313.8            200.8                            514.6

Minority interest:
    Distributions on Company-obligated mandatorily redeemable
       preferred securities of subsidiary trusts, net of income taxes...       3.6               -                               3.6
    Dividends on preferred stock of subsidiaries........................       8.9               -                               8.9
    Equity in earnings of subsidiaries..................................      22.4               -                              22.4
                                                                          --------         --------                         --------

            Income before extraordinary charge .........................     278.9            200.8                            479.7

Extraordinary charge on extinguishment of
    debt, net of taxes and minority interest............................      26.5               -                              26.5
                                                                          --------         --------                         --------

            Net income..................................................     252.4            200.8                            453.2

Less preferred stock dividends..........................................      27.4               -                              27.4
                                                                          --------         --------                         --------

            Net income applicable to common stock.......................  $  225.0         $  200.8                         $  425.8
                                                                          ========         ========                         ========

                                                 (continued on next page)


                     The accompanying notes are an integral
                    part of the pro forma combined financial
                                   statements.

                                       27



                         CONSECO, INC. AND SUBSIDIARIES

             PRO FORMA COMBINED STATEMENT OF OPERATIONS (Continued)
                      for the year ended December 31, 1996
                  (Dollars in millions, except per share data)


                                                                                                                         PRO FORMA
                                                                            CONSECO      GREEN TREE      ADJUSTMENTS      COMBINED
                                                                            -------      ----------      -----------      --------
Earnings per common share:
    Basic:
       Weighted average shares outstanding............................  104,584,000     136,996,000      (11,439,000)(4) 230,141,000
       Net income before extraordinary charge ........................        $2.40           $1.47                            $1.96
       Extraordinary charge ..........................................          .25             -                                .11
                                                                              -----           -----                            -----

            Net income................................................        $2.15           $1.47                            $1.85
                                                                              =====           =====                            =====

    Diluted:
       Weighted average shares outstanding............................  138,860,000     140,562,000      (11,737,000)(4) 267,685,000
       Net income before extraordinary charge ........................        $2.01           $1.43                            $1.79
       Extraordinary charge...........................................          .19             -                                .10
                                                                              -----           -----                            -----

            Net income................................................        $1.82           $1.43                            $1.69
                                                                              =====           =====                            =====
















                     The accompanying notes are an integral
                    part of the pro forma combined financial
                                   statements.

                                       28



                         CONSECO, INC. AND SUBSIDIARIES

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      for the year ended December 31, 1995
                  (Dollars in millions, except per share data)


                                                                                                                        PRO FORMA
                                                                            CONSECO      GREEN TREE      ADJUSTMENTS     COMBINED
                                                                            -------      ----------      -----------     --------
Revenues:
    Insurance policy income:
       Traditional products.............................................  $1,355.6         $    -                           $1,355.6
       Interest sensitive products......................................     109.4              -                              109.4
    Net investment income...............................................   1,142.6            176.0                          1,318.6
    Gain on sale of receivables.........................................       -              448.7                            448.7
    Net investment gains................................................     204.1              -                              204.1
    Fee revenue and other income........................................      43.6             86.6                            130.2
                                                                          --------         --------                         --------

            Total revenues..............................................   2,855.3            711.3                          3,566.6
                                                                          --------         --------                         --------

Benefits and expenses:
    Insurance policy benefits...........................................   1,107.5              -                            1,107.5
    Amounts  added  to  annuity  and  financial  product
       policyholder  account balances:
          Interest......................................................     556.6              -                              556.6
          Other amounts added to variable and equity-indexed
             annuity products...........................................      28.8              -                               28.8
    Interest expense on notes payable...................................     119.4             57.3                            176.7
    Interest expense on short-term investment borrowings................      22.2              -                               22.2
    Amortization related to operations..................................     203.6              -                              203.6
    Amortization related to investment gains............................     126.6              -                              126.6
    Other operating costs and expenses..................................     272.1            244.4                            516.5
                                                                          --------         --------                         --------

          Total benefits and expenses...................................   2,436.8            301.7                          2,738.5
                                                                          --------         --------                         --------

          Income before income taxes, minority interest
              and extraordinary charge .................................     418.5            409.6                            828.1

Income tax expense......................................................      87.0            155.6                            242.6
                                                                          --------         --------                         --------

          Income before minority interest and
              extraordinary charge .....................................     331.5            254.0                            585.5

Minority interest:
    Dividends on preferred stock of subsidiaries........................      11.9               -                              11.9
    Equity in earnings of subsidiaries..................................      97.1               -                              97.1
                                                                          --------         --------                         --------

            Income before extraordinary charge .........................     222.5            254.0                            476.5

Extraordinary charge on extinguishment of
    debt, net of taxes and minority interest............................       2.1              -                                2.1
                                                                          --------         --------                         --------

            Net income..................................................     220.4            254.0                            474.4

Less preferred stock dividends..........................................      18.4               -                              18.4
                                                                          --------         --------                         --------

            Net income applicable to common stock.......................  $  202.0         $  254.0                         $  456.0
                                                                          ========         ========                         ========

                            (continued on next page)


                     The accompanying notes are an integral
                    part of the pro forma combined financial
                                   statements.

                                       29




                         CONSECO, INC. AND SUBSIDIARIES

             PRO FORMA COMBINED STATEMENT OF OPERATIONS (Continued)
                      for the year ended December 31, 1995
                  (Dollars in millions, except per share data)


                                                                                                                         PRO FORMA
                                                                            CONSECO      GREEN TREE      ADJUSTMENTS      COMBINED
                                                                            -------      ----------      -----------      --------
Earnings per common share:
    Basic:
       Weighted average shares outstanding............................   81,405,000     136,644,000      (11,410,000)(4) 206,639,000
       Net income before extraordinary charge ........................        $2.51           $1.86                            $2.22
       Extraordinary charge ..........................................          .03             -                                .01
                                                                              -----           -----                            -----

            Net income................................................        $2.48           $1.86                            $2.21
                                                                              =====           =====                            =====

    Diluted:
       Weighted average shares outstanding............................  103,881,000     140,090,000      (11,698,000)(4) 232,273,000
       Net income before extraordinary charge ........................        $2.14           $1.81                            $2.05
       Extraordinary charge...........................................          .02             -                                .01
                                                                              -----           -----                            -----

            Net income................................................        $2.12           $1.81                            $2.04
                                                                              =====           =====                            =====
















                     The accompanying notes are an integral
                    part of the pro forma combined financial
                                   statements.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


1.     BASIS OF PRESENTATION

       The unaudited pro forma combined financial statements have been prepared to give effect to the Merger under the pooling of interests method and are based on the historical consolidated financial statements of Conseco and Green Tree. Certain amounts in the historical financial statements of Green Tree have been reclassified to conform with Conseco's historical financial statement presentation.

       Green Tree pools and securitizes substantially all of the loan contracts it originates, retaining: (i) investments in interest-only securities that are subordinated to the rights of other investors; and (ii) the servicing on the contracts. The valuation of interest-only securities and servicing rights is determined by discounting the projected cash flows over the expected life of the finance receivables sold using prepayment, default, loss, servicing cost and discount rate assumptions. Impairment in the value of interest-only securities considered other than temporary is recognized as a reduction to earnings, while impairment that is temporary is recognized as a reduction to shareholders' equity. Impairment in the value of servicing rights is recognized as a reduction in earnings. The assumptions used in calculating the value of interest-only securities and servicing rights are subject to volatility. Prepayments resulting from competition, obligor mobility, general and regional economic conditions, and prevailing interest rates, as well as actual losses incurred, may vary from the performance projected in future periods. Assumptions with respect to future prepayments, defaults, losses, servicing costs and discount rates are reviewed periodically. As disclosed in its Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, Green Tree realized a material writedown of its interest-only securities due to higher than expected prepayments. Prepayments have continued to exceed expectations in April 1998. If prepayments continue above expectations, or upon review certain other assumptions are revised, it is likely that there will be a further material writedown in the value of the interest-only securities and servicing rights and this reduction in value could materially affect operating results. Any adjustments to be made in future periods will depend on circumstances existing at that time.

       The unaudited pro forma consolidated financial information should be read in conjunction with the historical consolidated financial statements of Conseco and Green Tree and the notes thereto.

2.     INCOME TAX LIABILITIES

       The income tax assets of Conseco are netted against the income tax liabilities of Green Tree.

3.     MERGER AND INTEGRATION COSTS

       In connection with the Merger, Conseco expects to incur Merger-related costs of approximately $240 million, net of income taxes. Such costs include investment banking, accounting, legal and regulatory fees, severance and retention costs and other costs associated with the Merger. These expenses (including the related tax effect) have been reflected in the unaudited pro forma combined balance sheet financial information, but are not reflected in the unaudited pro forma statement of operations financial information since such expenses are not expected to have a continuing impact on the combined company.

4.     SHAREHOLDERS' EQUITY AND WEIGHTED AVERAGE SHARES OUTSTANDING

       Weighted average shares outstanding have been adjusted to reflect the issuance of .9165 shares of Conseco common stock for each share of Green Tree common stock or equivalent. The following shares of Green Tree common stock or equivalents were outstanding at April 6, 1998: (i) 134,012,054 shares of Green Tree common stock; (ii) 10,297,132 options outstanding to purchase Green Tree common stock at an average price of $23.12 per share (such options are equivalent to 6,174,713 shares of Conseco common stock, based on the last reported sale price of a share of Conseco common stock on April 6, 1998); and (iii) warrants to purchase 2,735,688 shares of Green Tree common stock at $22.75 per share (such warrants are equivalent to 710,568 shares of Conseco common stock, based on the last reported sale price of a share of Conseco common stock on April 6, 1998 based on Green Tree's right to call the warrant by issuing stock equivalents at $15 per warrant). The treasury stock held by Green Tree prior to the Merger has been reclassified to common stock and additional paid-in capital to conform to Conseco's presentation.

5.     OPERATING COST SAVINGS

       No adjustment has been included in the unaudited pro forma consolidated financial information for the anticipated operating cost savings. The combined company expects to achieve operating cost savings through the reduction of certain borrowing costs as well as potentially through the elimination of redundant staff functions, data processing, marketing synergies and certain back office operations and the reduction of corporate overhead. There can be no assurance that anticipated operating cost savings will be achieved.

          (c)  Exhibits.

               Exhibit 2.1 Agreement and Plan of Merger dated as of April 6, 1998, as amended, among Conseco, Inc., Marble Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Conseco, Inc. and Green Tree Financial Corporation (composite conformed copy included as Annex A to the Joint Proxy Statement - Prospectus of Conseco, Inc. contained within the Registration of Conseco, Inc. on Form S-4 (File No. 333-51123) which Agreement and Plan of Merger is incorporated herein by reference).

               Exhibit 12.1  Computation of Ratio of Earnings to Fixed Charges

               Exhibit 23.1  Consent of PricewaterhouseCoopers LLP

               Exhibit 23.2  Consent of KPMG Peat Marwick LLP

               Exhibit 23.3  Consent of PricewaterhouseCoopers LLP

               Exhibit 27    Restated Financial Data Schedule

               Exhibit 27.1  Restated Financial Data Schedule

               Exhibit 27.2  Restated Financial Data Schedule

               Exhibit 99.1 Supplemental Consolidated Financial Statements of Conseco, Inc. as of December 31, 1997 and 1996, and for each of the three years ended December 31, 1997.

               Exhibit 99.2 Unaudited Supplemental Consolidated Financial Statements of Conseco, Inc. as of March 31, 1998, and for the three months ended March 31, 1998 and 1997.

               Exhibit 99.3 Consolidated Financial Statements of Green Tree Financial Corporation as of December 31, 1997 and 1996 and for each of the three years ended December 31, 1997.

               Exhibit 99.4 Unaudited Consolidated Financial Statements of Green Tree Financial Corporation as of March 31, 1998, and for the three months ended March 31, 1998 and 1997.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CONSECO, INC.


DATE:  August 6, 1998                  By:  /s/ ROLLIN M. DICK
                                           ----------------------------------
                                           Name:  Rollin M. Dick
                                           Title: Executive Vice President
                                                  and Chief Financial Officer